UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2006
Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices)
(650) 298-5300
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 20, 2006, Maxygen, Inc. (the “Company”) entered into a letter agreement with Elliot Goldstein, the Company’s Chief Operating Officer and a named executive officer, under which the Company has agreed to pay to Dr. Goldstein tax equalization payments in the aggregate amount of 1,185,030 Danish kroner (approximately US$204,000) covering the period from February 2007 to December 2007. The Company has also agreed to make a separate tax equalization payment to Dr. Goldstein equal to 57.7% of any performance bonus received by Dr. Goldstein for 2006. The payments are designed to allow Dr. Goldstein to maintain his current net income under the Danish expatriate tax regime and extends Dr. Goldstein’s existing arrangement, under which the Company agreed to provide Dr. Goldstein with tax equalization payments through February 2007. The tax equalization payments will be made in installments and are subject to Dr. Goldstein’s continued employment with the Company on the scheduled payment dates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxygen, Inc.
Date: November 21, 2006	By:	/s/ Lawrence W. Briscoe
Lawrence W. Briscoe
Senior Vice President